UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2013

MedeFile International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Yamato Road Suite 1200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-3393

(Former name or former address, if changed since last report)
Copies to: Richard A. Friedman, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On August 12, 2013, Frank Jakovac and Niquana Noel were elected to the board of directors of MedeFile International, Inc. (the “Company”), and Niquana Noel was appointed Chief Operations Officer of the Company. Mr. Jakovac will serve on the board’s Compensation Committee.

Frank Jakovac, 63, is Co- Founder of Gateway Global Delivery Inc., a third-party logistics company, and has been its Chairman since 2006. Mr. Jakovac has a B. Sc. Degree from Edinboro University and also serves on its Board of Trustees.

Niquana Noel, 32, joined the Company as operations manager in 2008. Previously, Ms. Noel served as the Executive Assistant to a Florida-based serial entrepreneur who had successful business interests ranging from the ownership and operation of cemeteries in Maryland, Virginia and Florida; to the ownership and operation of exotic, high performance car dealerships and auto accessory businesses. Ms. Noel studied Business Management at Florida International University

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDEFILE INTERNATIONAL, INC.

Date: August 14, 2013	By:	/s/ Kevin Hauser
Name: Kevin Hauser
Title: Chief Executive Officer

3